                                                                     Exhibit 3.1

                            THIRD AMENDED & RESTATED
              MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

                        THE COMPANIES LAW (2004 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

              THIRD AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION
                                       OF
                               LDK SOLAR CO., LTD.

         (as adopted by special resolution passed on December 19, 2006)

1.   The name of the Company is LDK Solar Co., Ltd.

2. The registered office of the Company shall be at the offices of c/o Corporate Filing Services Limited, 4th Floor, Harbour Centre, P.O. Box 613, George Town, Grand Cayman, Cayman Islands, British West Indies, or at such other place as the Directors may from time to time decide.

3. The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as revised, or any other law of the Cayman Islands.

4. Except as prohibited or limited by the Companies Law (2004 Revision), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest monies of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

5. The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

6. The share capital of the Company is US$15,000,000 divided into 134,000,000 ordinary shares of US$0.10 each and 16,000,000 preferred shares of US$0.10 each, of which 3,275,109 are designated as Series A-1 convertible redeemable participating preferred shares of US$0.10 each, 1,724,891 are designated as Series A-2 convertible redeemable participating preferred shares of US$0.10 each, 8,000,000 are designated as Series B convertible redeemable participating preferred shares of US$0.10 each, 3,000,000 are designated as Series C convertible redeemable participating preferred shares of US$0.10 each, with power for the Company insofar as is permitted by law to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (2004 Revision) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7. If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Law (2004 Revision) and, subject to the provisions of the Companies Law (2004 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

                        THE COMPANIES LAW (2004 REVISION)
                              OF THE CAYMAN ISLANDS
                            COMPANY LIMITED BY SHARES

                THIRD AMENDED AND RESTATED ARTICLES OF ASSOCIATION
                                       OF
                               LDK SOLAR CO., LTD.

          (as adopted by special resolution passed on December 19, 2006)

1. In these Articles Table A in the First Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

     "ARTICLES"                         means these Articles as from time to
                                        time altered by Special Resolution.

     "AUDITOR"                          means KPMG or any successor auditor
                                        retained by the Company, being one of
                                        the "Big-4" international accounting
                                        firms.

     "BOARD"                            means the board of directors of the
                                        Company or any of the Group Companies,
                                        as the context requires, as constituted
                                        from time to time.

     "BOARD OBSERVERS"                  has the meaning ascribed to it in
                                        Article 99 hereof.

     "CLOSING"                          means December 19, 2006.

     "COMPANY"                          means LDK Solar Co., Ltd., a company
                                        organized and existing under the laws of
                                        the Cayman Islands.

     "COMPANY OPTION PLAN"              means the employee stock option plan
                                        established by the Company in July 2006
                                        pursuant to which stock options may be
                                        granted out of the Company Option Pool.

     "COMPANY OPTION POOL"              means an aggregate of 9,058,000 Ordinary
                                        Shares which shall be reserved prior to
                                        the Closing, representing up to ten
                                        percent (10%) of the total number of
                                        issued and outstanding shares of the
                                        Company on an as converted and fully
                                        diluted basis immediately after the
                                        Closing, as may be adjusted from time to
                                        time pursuant to the Company Option
                                        Plan, to be issued to the Key Persons,
                                        officers, directors, consultants,
                                        employees or other service providers of
                                        the Company from time to time pursuant
                                        to the Company Option Plan.

     "DEBENTURE"                        means debenture stock, mortgages, bonds
                                        and any other such securities of the
                                        Company whether constituting a charge on
                                        the assets of the Company or not.

     "DIRECTORS"                        means the directors for the time being
                                        of the Company.

     "DIVIDENDS"                        includes interim dividends and bonus
                                        issues.

     "EQUITY EQUIVALENTS"               means any and all shares, interests,
                                        participations or other equivalents
                                        (however designated) of equity capital
                                        of the Company (or any of its
                                        Subsidiaries, as the case may be) and
                                        any rights to acquire the foregoing,
                                        including, without limitation, any
                                        rights to acquire securities exercisable
                                        for, convertible into or exchangeable
                                        for the foregoing.

     "FOUNDER"                          means Peng Xiaofeng.

     "GROUP COMPANY"                    means a Person (other than a natural
                                        person) that is a Subsidiary of the
                                        Company.

     "INVESTORS"                        means the holders of the Preferred
                                        Shares immediately after Closing and
                                        their respective transferees and
                                        permitted assigns.

     "INVESTOR DIRECTOR"                has the meaning ascribed to it in
                                        Article 66 hereof.

     "KEY PERSONS"                      means Peng Xiaofeng, Shao Yonggang, Zhu
                                        Liangbao and all the other Persons
                                        listed as Key Persons in the Transaction
                                        Documents.

     "MEMBER"                           has the meaning ascribed to it in the
                                        Statute.

     "MONTH"                            means calendar month.

     "NEW SECURITIES"                   means any Equity Securities of the
                                        Company whether now or hereafter
                                        authorized; provided that the term "New
                                        Securities" does not include (i)
                                        securities issued upon conversion of the
                                        Preferred Shares; (ii) Preferred Shares
                                        issuable upon the exercise of the
                                        Warrants and securities issued upon
                                        conversion of such Preferred Shares;
                                        (iii) Ordinary Shares issuable to the
                                        officers, directors, consultants,
                                        employees or other service providers of
                                        the Company pursuant to the Company
                                        Option Plan; (iv) securities issued in a
                                        Qualified IPO; (v) securities issued in
                                        connection with any stock split, stock
                                        dividend or re-capitalization of the
                                        Company; and (vi) securities issued
                                        pursuant to the acquisition of another
                                        business entity or business segment of
                                        any such entity by the Company by
                                        merger, purchase of substantially all
                                        the assets or other reorganization
                                        whereby the Company will own not less
                                        than fifty-one percent (51%) of the
                                        voting power of such business entity or
                                        business segment of any such entity.

     "ORDINARY RESOLUTION"              means a resolution:

                                        (i)  passed by a simple majority of such
                                             Members as, being entitled to do
                                             so, vote in person or, where
                                             proxies are allowed, by proxy at a
                                             general meeting of the Company and
                                             where a poll is taken regard shall
                                             be had in computing a majority to
                                             the number of votes to which each
                                             Member is entitled; or

                                        (ii) approved in writing by all of the
                                             Members entitled to vote at a
                                             general meeting of the Company in
                                             one or more instruments each signed
                                             by one or more of the Members and
                                             the effective date of the
                                             resolution so adopted shall be the
                                             date on which the instrument, or
                                             the last of such instruments if
                                             more than one, is executed.

     "ORDINARY SHAREHOLDERS"            means holders of the Ordinary Shares.

     "ORDINARY SHARES"                  means the ordinary shares, par value
                                        US$0.10 per share, in the capital of the
                                        Company.

     "PERSON"                           means any individual, partnership,
                                        corporation, limited liability company,
                                        joint venture, trust, firm, association, unincorporated organization or other entity.

     "PAID-UP"                          means paid-up as to the par value and
                                        any premium payable in respect of the
                                        issue of any share and includes the same
                                        credited as paid-up.

     "PRC"                              means the People's Republic of China,
                                        but solely for the purposes of these
                                        Articles, excluding the Hong Kong
                                        Special Administrative Region, Macau
                                        Special Administrative Region and
                                        Taiwan.

     "PRC SUBSIDIARY"                   means LDK Solar Hi-Tech Co., Ltd.
                                        (CHINESE CHARACTERS) LDK (CHINESE
                                        CHARACTERS) a wholly foreign-owned
                                        enterprise established under the laws of
                                        the PRC.

     "PREFERRED SHARES"                 means the Series A-1 Preferred Shares,
                                        the Series A-2 Preferred Shares, the
                                        Series B Preferred Shares and the Series
                                        C Preferred Shares collectively.

     "QUALIFIED EXCHANGE"               means (i) the New York Stock Exchange or
                                        the Nasdaq Stock Market's National
                                        Market System, or (ii) any other
                                        exchange of recognized international
                                        reputation and standing duly approved by
                                        the Company's Board of Directors,
                                        including the affirmative vote of the
                                        Investor Director.

     "QUALIFIED IPO"                    means an initial public offering on a
                                        Qualified Exchange that values the
                                        Company at no less than US$1,210,000,000
                                        immediately prior to the initial public
                                        offering with a per share offering price
                                        of no less than US$11.00 and that
                                        results in aggregate proceeds to the
                                        Company of at least US$300,000,000. The
                                        selection of the lead underwriter(s) of
                                        the Qualified IPO shall be led by the
                                        management of the Company and subject to
                                        the consent of the Investor Director,
                                        which consent shall not be unreasonably
                                        withheld.

     "REGISTERED OFFICE"                means the registered office for the time
                                        being of the Company.

     "REQUIRED PREFERRED SHAREHOLDER    means resolutions or consents of the
     RESOLUTION"                        Preferred Shares which are required by
                                        the terms of issue of the Preferred
                                        Shares (as set out in Schedule 1 hereto)
                                        to be passed or obtained in particular
                                        circumstances and which are passed in
                                        accordance with such terms.

     "SEAL" means the common seal of the Company and includes every duplicate seal.

     "SECRETARY"                        includes an Assistant Secretary and any
                                        person appointed to perform the duties
                                        of Secretary of the Company.

     "SERIES A PREFERRED SHARES         means the Share Purchase Agreement,
     PURCHASE AGREEMENT"                dated as of July 28, 2006, by and among
                                        the Company, the PRC Subsidiary, the
                                        Founder and the holders of the Series
                                        A-1 Preferred Shares and the holders of
                                        the Series A-2 Preferred Shares, as
                                        amended by that certain Amendment to the
                                        Share Purchase Agreement dated as of
                                        September 15, 2006.

     "SERIES A-1 PREFERRED SHARES"      means the series A-1 convertible
                                        redeemable participating preferred
                                        shares, par value US$0.10 per share, in
                                        the capital of the Company, which have
                                        the rights, preferences, privileges and
                                        restrictions set out in these Articles.

     "SERIES A-2 PREFERRED SHARES"      means the series A-2 convertible
                                        redeemable participating preferred
                                        shares, par value US$0.10 per share, in
                                        the capital of the Company, which have
                                        the rights, preferences, privileges and
                                        restrictions set out in these Articles.

     "SERIES B PREFERRED SHARES"        means the series B convertible
                                        redeemable participating preferred
                                        shares, par value US$0.10 per share, in
                                        the capital of the Company, which have
                                        the rights, preferences, privileges and
                                        restrictions set out in these Articles.

     "SERIES B PREFERRED SHARES         means the Series B Preferred Shares
     PURCHASE AGREEMENT"                Purchase Agreement, dated as of
                                        September 15, 2006, by and among the
                                        Company, the PRC Subsidiary, the Founder
                                        and the holders of the Series B
                                        Preferred Shares, as amended by that
                                        certain Amendment to the Series B
                                        Preferred Shares Purchase Agreement
                                        dated as of September 26, 2006.

     "SERIES C PREFERRED SHARES"        means the Series C convertible
                                        redeemable participating preferred
                                        shares, par value US$0.10 per share, in
                                        the capital of the Company, which have
                                        the rights, preferences, privileges and
                                        restrictions set out in these Articles.

     "SERIES C PREFERRED SHARES         means the Series C Preferred Shares
     PURCHASE AGREEMENT"                Purchase Agreement, dated as of December
                                        15, 2006, by and among the Company, the
                                        PRC Subsidiary, the Founder and the
                                        holders of the Series C Preferred
                                        Shares.

     "SHARES"                           means with respect to any Shareholder,
                                        (i) the shares of equity capital of the
                                        Company, including without limitation,
                                        Ordinary Shares and Preferred Shares,
                                        held at any time by such Shareholder,
                                        and (ii) any option, warrant, or other
                                        right held at any time by such
                                        Shareholder, exercisable or convertible
                                        for shares of equity capital of the
                                        Company.

     "SHAREHOLDERS"                     means the holders of the Preferred
                                        Shares and the Ordinary Shareholders,
                                        their respective successors and
                                        permitted assigns, and any other holder
                                        of shares of equity capital of the
                                        Company.

     "SPECIAL RESOLUTION"               has the same meaning as ascribed to it
                                        in the Statute and includes a resolution
                                        approved in writing as described
                                        therein.

     "STATUTE"                          means the Companies Law (2004 Revision)
                                        of the Cayman Islands as amended and
                                        every statutory modification or
                                        re-enactment thereof for the time being
                                        in force.

     "SUBSIDIARY"                       means, with respect to any Person, a
                                        corporation or other entity that is,
                                        directly or indirectly, controlled by
                                        such Person, by the possession of the
                                        power to direct or cause the direction
                                        of the management and policies of first
                                        mentioned Person, whether through the
                                        ownership of voting securities or equity
                                        interest, by contract or otherwise.

     "TRANSACTION DOCUMENTS"            means, collectively, the Series C
                                        Preferred Shares Purchase Agreement, the
                                        Amended and Restated Shareholders
                                        Agreement, the Second Amended and
                                        Restated Registration Rights Agreement,
                                        these Articles and such other documents
                                        and agreements, each executed and
                                        delivered in connection with the issue
                                        of the Series C Preferred Shares at
                                        Closing.

     "US GAAP"                          means generally accepted accounting
                                        principles in the United States,
                                        consistently applied.

     "WRITTEN" or "IN WRITING"          include all modes of representing or
                                        reproducing words in visible form.

     "WARRANT" or "WARRANTS"            means the Warrant(s) the Company issued
                                        to the holders of the Series A-1
                                        Preferred Shares and the holders of the
                                        Series A-2 Preferred Shares pursuant to
                                        certain Warrant Purchase Agreement(s),
                                        each dated as of July 28, 2006.

     Words importing the singular number only include the plural number and vice-versa.

     Words importing the masculine gender only include the feminine gender.

     Words importing persons only include corporations.

     The Schedules shall form part of these Articles. If at any time there shall be any conflict between the provision of the Schedules and the provision contained in the remainder of the Articles, then the provisions of the Schedules shall prevail. Defined terms which are defined in the Schedules to these Articles shall bear the meanings ascribed thereto in such Schedules.

2. The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that part only of the shares may have been allotted.

3. The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

                             CERTIFICATES FOR SHARES

4. The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty United States cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

5. Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

6. Notwithstanding Article 5 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one United States dollar (US$l.00) or such lesser sum and on such terms (if any) as the Directors may prescribe to indemnify the Company for its costs incurred in connection therewith.

                                 ISSUE OF SHARES

7. (a) Subject to the provisions, if any, of the Memorandum of Association and to the provisions of these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

          (b) The Ordinary Shares shall participate in the profits and assets of the Company but subject always to being subordinate in their rights to the Preferred Shares to the extent provided by the terms of issue of the Preferred Shares.

          (c) Preferred Shares shall carry the rights (preferential or otherwise) set forth in these Articles and, in particular, in Schedule 1 hereto.

                               PRE-EMPTIVE RIGHTS

8. (a) General. Each Investor has a pre-emptive right to purchase up to a pro rata share of any New Securities which the Company may, from time to time, propose to sell and issue. An Investor's "pro rata share", for purposes of this Article 8, shall be determined according to the number of Ordinary Shares owned by such Investor immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of any Ordinary Share Equivalents) in relation to the total number of Ordinary Shares outstanding immediately prior to the issuance of the New Securities (assuming the exercise, conversion or exchange of any Ordinary Share Equivalents). Each Investor shall have a right of over-allotment such that, if any Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Investors may purchase the non-purchasing Investor's portion on a pro rata basis within five (5) days from the date such non-purchasing Investor fails to exercise its right hereunder.

          (b) Issuance Notice. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice (an "ISSUANCE NOTICE") of such intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Investor shall have fifteen (15) days or such shorter period agreed to by such Investor after any such notice is mailed or delivered to agree to purchase up to such Investor's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          (c) Sales by the Company. Upon the expiration of twenty (20) days or such shorter period agreed to by such Investor from the Company's delivery of the Issuance Notice and for sixty (60) days thereafter, the Company may sell any New Securities with respect to which the Investors' pre-emptive rights under this Article 8 was not exercised, at a price and upon terms no more favourable to the purchasers thereof than specified in the Issuance Notice. In the event the Company has not sold such New Securities within such 60-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Investors in the manner provided in Section (b) of this Article 8.

          (d) The pre-emptive right granted under this Article 8 shall expire upon, and shall not be applicable to, a Qualified IPO.

          (e) To the extent any holder of Preferred Shares validly transfers any such shares to any other Person, such holder may assign its rights under this Article 8 to such Person.

                               TRANSFER OF SHARES

9. Subject to the restrictions in these Articles and the Schedules as may be applicable, any Member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Directors may approve. The instrument of transfer shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

10. No Member shall dispose of any interest in, or right attaching to, or renounce or assign any right to receive or subscribe for any shares of the Company (save as may be required in pursuance of his obligations under these Articles) or create or permit to exist any charge, lien, encumbrance or trust over any share or agree (whether subject to any condition precedent, condition subsequent or otherwise) to do any such things except as permitted by the Schedules. The Directors shall not refuse to register any transfer of a share which is permitted under these Articles save that the Directors may decline to recognise any instrument of transfer if the instrument of transfer is not accompanied by the certificate of the shares to which it relates, or such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The Directors shall in any event refuse to register the transfer of a share which is prohibited by the Schedules.

11. The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time reasonably determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

                        REDEMPTION AND PURCHASE OF SHARES

12. Subject to the provisions of the Statute and the Memorandum of Association and these Articles, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

13. Subject to the provisions of the Statute and the Memorandum of Association and these Articles, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorised by the Company in general meeting and may make payment therefor, or for any redemption, in any manner authorised by the Statute, including out of capital, provided, however, that the Directors may, without the need for a resolution of the Members, repurchase Ordinary Shares from employees, officers, directors, consultants or other persons performing services for the Company or its subsidiaries pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or in the event of any proposed sale or transfer of shares.

                          VARIATION OF RIGHTS OF SHARES

14. Subject to the Schedules attached to these Articles, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least fifty percent (50%) of the issued shares of that class, or with the sanction of a resolution passed at a general meeting of the holders of the shares of that class by at least fifty percent (50%) of the votes cast.

15. The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be two persons holding or representing by proxy at least fifty percent (50%) of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll, unless there is only one member of such class, in which case such quorum shall be one person.

16. Without prejudice to any Required Preferred Shareholders Resolution, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking senior, pari passu or subordinate therewith.

                          COMMISSION ON SALE OF SHARES

17. The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

                            NON-RECOGNITION OF TRUSTS

18. No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder. Notwithstanding the foregoing, (i) a Member may be designated as trustee or as the general partner of a partnership in the register of Members (and such designation may also identify the relevant trust or partnership), but such designation shall be for identification purposes only, and neither the Company nor any transferee of any Shares so held shall be bound to enquire as to the terms of the trust upon which such Shares are held, and may deal with such registered Member as if he was the absolute beneficial owner of such Shares, and (ii) the Company shall be entitled to recognise interests by acknowledging such interests in writing to the holder thereof and may be bound by the terms and conditions contained in any such acknowledgement in accordance with the general law.

                                 CALL ON SHARES

19. The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one (1) month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen (14) days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

20. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

21. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22. If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent (10%) per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

23. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

24. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

25. (a) The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

          (b) No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

                              FORFEITURE OF SHARES

26. (a) If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of so much of the call, instalment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen (14) days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

          (b) If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

          (c) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

27. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

28. A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

29. The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                     REGISTRATION OF EMPOWERING INSTRUMENTS

30. The Company shall be entitled to charge a fee not exceeding one United States dollar (US$l.00) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

                             TRANSMISSION OF SHARES

31. In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons or from any obligations under the Transaction Documents.

32. (a) Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

          (b) If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

33. A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share and subject to the provisions of the Transaction Documents, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

   AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION, ALTERATION OF CAPITAL
                    & CHANGE OF LOCATION OF REGISTERED OFFICE

34. (a) Subject to and in so far as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution (and any applicable

     Required Preferred Shareholder Resolution pursuant to the terms of issue of the Preferred Shares) alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein, provided always that the Company may by Ordinary Resolution:

               (i) increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

               (ii) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

               (iii) by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

               (iv) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

          (b) Subject to the Statute and the Schedules attached to these Articles, the Company may at any time and from time to time by Special Resolution (and any applicable Required Preferred Shareholder Resolution pursuant to the terms of issue of the Preferred Shares) alter or amend these Articles in whole or in part.

          (c) All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

          (d) Without prejudice to Article 12 hereof and subject to the provisions of the Statute, the Company may by Special Resolution (and any applicable Required Preferred Shareholder Resolution pursuant to the terms of issue of the Preferred Shares) reduce its share capital.

          (e) Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

35. For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

36. In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

37. If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

                                 GENERAL MEETING

38. (a) Subject to paragraph (c) hereof, the Company shall within one (1) year of its incorporation and in each year of its existence thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o'clock in the morning.

          (b) At these meetings the report of the Directors (if any) shall be presented.

          (c) If the Company is exempted as defined in the Statute it may but shall not be obliged to hold an annual general meeting.

39. (a) The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than ten percent (10%) of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

          (b) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

          (c) If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one
     (21) days.

          (d) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

                           NOTICE OF GENERAL MEETINGS

40. At least twenty (20) days' notice shall be given of an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 39 have been complied with, be deemed to have been duly convened if it is so agreed:

          (a) in the case of a general meeting called as an annual general meeting by all the Members entitled to attend and vote thereat or their proxies; and

          (b) in the case of any other general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than eighty-five (85) percent in nominal value or in the case of shares without nominal or par value eighty-five
     (85) percent of the shares in issue, or their proxies.

41. The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

42. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business; two
     (2) Members (including at least one (1) holder of the Preferred Shares) holding no less than fifty percent (50%) of the total issued and outstanding Ordinary Shares on a fully diluted and as converted basis present in person or by proxy shall be a quorum provided always that if the Company has only one (1) Member of record entitled to attend and vote the quorum shall be that one Member present in person or by proxy. Members may participate in a general meeting of the Company by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

43. A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

44. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

45. The Chairman, if any, of the Board of the Company shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

46. If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their numbers to be Chairman of the meeting.

47. The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

48. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any other Member present in person or by proxy.

49. Unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the Company's Minute Book containing the Minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

50.  The demand for a poll may be withdrawn.

51. Except as provided in Article 53, if a poll is duly demanded it shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

52. The Chairman of any general meeting shall not be entitled to any second or casting vote.

53. A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

                                VOTES OF MEMBERS

54. Subject to any rights or restrictions for the time being attached to any class or classes of shares (including as set out in the Schedules), on a show of hands every Member of record present in person or by proxy at a general meeting shall have one (1) vote and on a poll every Member of record present in person or by proxy shall have one (1) vote for each share registered in his name in the register of Members.

55. In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

56. A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

57. No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

58. No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

59. On a poll or on a show of hands votes may be given either personally or by proxy.

                                     PROXIES

60. The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation, under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

61. The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

62. The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

63. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

                                CORPORATE MEMBERS

64. Any corporation which is a member of record of the Company may in accordance with its articles or in the absence of such provision by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual member of record of the Company.

                          SHARES THAT MAY NOT BE VOTED

65. Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

                                    DIRECTORS

66. After the date hereof, at an annual or extraordinary general meeting called for such purpose, or by written resolution in lieu of a meeting, the Shareholders agree to vote the Shares owned of record or beneficially by them and to otherwise exercise their powers in relation to the Company (a) to maintain a five (5) member Board of the Company, (b) to elect to the Board of the Company one (1) nominee designated by the holders of the Series A-1 Preferred Shares and the Series A-2 Preferred Shares, voting as a single class, who shall be Kevin Wang (an "INVESTOR DIRECTOR") and four
     (4) nominees designated by the Ordinary Shareholders, and (c) to appoint the Investor Director to each of the Company's audit committee and compensation committee once they are formed by the Company. The holders of the Series A-1 Preferred Shares and the Series A-2 Preferred Shares, voting together as a single class, shall have the sole right to remove their nominee and to reappoint a successor Investor Director; other directors shall be nominated, elected and removed in accordance with this Article. All such directors shall hold office until their resignation, death or incapacity or until their respective successors shall have been elected and shall have qualified. Any vacancy shall be filled by the Shareholders entitled to designate such director hereunder, which shall be deemed to have a proxy to exercise the vote or provide the consent of such director until the appointment of such director to the Board of the Company. The Company shall provide to such directors the same information concerning the Company and the Group Companies, and access thereto, that is provided to other members of the

     Board of the Company. The reasonable travel expenses incurred by any such director in attending any such meetings shall be reimbursed by the Company to the extent consistent with the Company's then existing policy of travel and reimbursement.

67. The Company may from time to time by Ordinary Resolution (subject to any applicable Required Preferred Shareholder Resolution) increase or reduce the limit in the number of Directors.

                            REMUNERATION OF DIRECTORS

68. The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

69. The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

                               DIRECTORS' INTEREST

70. A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

71. A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

72.  No shareholding qualification shall be required for Directors.

73. A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

74. No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

75. A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under
     Article 74 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                               ALTERNATE DIRECTORS

76. Subject to the exception contained in Article 84, a Director who expects to be unable to attend Directors' Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office. Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

                         POWERS AND DUTIES OF DIRECTORS

77. (a) The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

          (b) Notwithstanding the generality of the foregoing, (i) the Directors shall not take any action which requires the prior approval of a Required Preferred Shareholder Resolution, without such prior approval; and (ii) the Directors shall be obliged, so far as may be permitted by law, to act in all respects in accordance with and give effect to the Schedules.

78. The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

79. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

80. The Directors shall cause minutes to be made in books provided for the purpose:

          (a) of all appointments of officers made by the Directors;

          (b) of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

          (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

81. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

82. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                                   MANAGEMENT

83.  Subject to the Schedules attached to these Articles:

          (a) the Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the next four following paragraphs shall be without prejudice to the general powers conferred by this paragraph;

          (b) the Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Board of the Company and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members;

          (c) the Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration;

          (d) the Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby; and

          (e) any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

                               MANAGING DIRECTORS

84. The Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or managing Director.

85. The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                            PROCEEDINGS OF DIRECTORS

86. Except as otherwise provided by these Articles and the Schedules attached to these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In the case of an equality of votes, the Chairman shall not have any second or casting vote.

87. A Director or an alternate Director, may at any time summon a meeting of the Directors by at least fifteen (15) days' notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be.

88. The Board of the Company and each of the Group Companies shall meet at least once every quarter on as regular a basis as possible by giving at least fifteen (15) calendar days' prior notice of such meeting and the agenda of such meeting. A quorum necessary of the Board of the Company shall consist of at least a majority of the total number of directors then in office. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present. The Company shall establish a compensation committee and an audit committee and the Investor Director shall serve on each of such committees.

89. The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

90. The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

91. Except as provided for herein, the Directors may delegate any of their powers to committees consisting of such member or members of the Board of the Company (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

92. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes in a committee meeting the Chairman shall have a second or casting vote.

93. All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

94. Members of the Board of the Company or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

95. (a) A Director may be represented at any meetings of the Board of the Company by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

          (b) The provisions of Articles 60 to 63 shall mutatis mutandis apply to the appointment of proxies by Directors.

                         VACATION OF OFFICE OF DIRECTOR

96.  The office of a Director shall be vacated:

          (a) if he gives notice in writing to the Company that he resigns the office of Director;

          (b) if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of the Company without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

          (c) if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (d) if he is found a lunatic or becomes of unsound mind; or

          (e) if he is removed from office under the provisions of these Articles.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

97. Subject to Article 66 and the Schedules attached to these Articles, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director. Notwithstanding the generality of the foregoing, a Director nominated by the holders of the Preferred Shares, and any successor thereto, may only be removed by the affirmative vote of a majority of holders of the Preferred Shares.

98. Subject to Article 66, the Directors may appoint any person to be a Director, either to fill in a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as a maximum number of Directors.

                                 BOARD OBSERVERS

99. Each of the holder of the Series B Preferred Shares at September 28, 2006 (other than Tech Team Holdings Limited, Grand Gains International Limited and BOFA Capital Company Limited), as long as it retains at least 80% of the Series B Preferred Shares acquired under the Series B Share Purchase Agreement, shall be entitled, by notice in writing to the Company, to appoint one (1) person as observer (collectively, the "BOARD OBSERVERS") to attend and speak at, either in person or by teleconference, any and all meetings of the Board of Directors of the Company, the PRC Subsidiary and all committee meetings thereof, without any voting rights. The Company shall provide such Board Observers the same information concerning the Company, the PRC Subsidiary and such committees thereof. The travel expenses incurred by the Board Observers to attend such meetings shall be borne by the relevant appointing holder of the Series B Preferred Shares.

100. Each of the holder of the Series C Preferred Shares at Closing, as long as it retains at least 80% of the Series C Preferred Shares acquired under the Share Purchase Agreement, shall be entitled, by notice in writing to the Company, to appoint one (1) person as a Board Observer to attend and speak at, either in person or by teleconference, any and all meetings of the Board of Directors of the Company, the PRC Subsidiary and all committee meetings thereof, without any voting rights. The Company shall provide such Board Observers the same information concerning the Company, the PRC Subsidiary and such committees thereof. The travel expenses incurred by the Board Observers to attend such meetings shall be borne by the relevant appointing holder of the Series C Preferred Shares.

                              PRESUMPTION OF ASSENT

101. A Director of the Company who is present at a meeting of the Board of Company at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                                      SEAL

102. (a) The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

          (b) The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

          (c) A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                                    OFFICERS

103. Subject to the Schedules attached to these Articles, the Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

                      DIVIDENDS, DISTRIBUTIONS AND RESERVE

104. Subject to the Statute and these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor.

105. The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

106. No dividend or distribution shall be payable except out of the profits of the Company, realised or unrealised, or out of the share premium account or as otherwise permitted by the Statute.

107. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

108. The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

109. The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

110. Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

111. No dividend or distribution shall bear interest against the Company.

                                 CAPITALISATION

112. The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                BOOKS OF ACCOUNT

113. The Directors shall cause proper books of account to be kept with respect to:

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

          (b) all sales and purchases of goods by the Company;

          (c) the assets and liabilities of the Company.

     Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

114. Subject to the Schedules attached to these Articles, the Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

115. The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

                                      AUDIT

116. The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

117. The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an Ordinary Resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

118. Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

119. Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

                                     NOTICES

120. Except as otherwise expressly provided in these Articles, notices or other communications shall be in writing and shall be given by the Company to any Member by telefax, commercial express courier service or personal delivery, addressed to the Member at such Member's address as appears in the register of members of the Company, as of a record date or dates determined in accordance with the Articles and applicable law, as in effect from time to time.

121. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by such courier, if delivered by commercial express courier service; or if faxed, when transmission is confirmed by the sender's fax machine.

122. A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

123. A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

124. Notice of every general meeting shall be given in any manner hereinbefore authorised to:

          (a) every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

          (b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

     No other person shall be entitled to receive notices of general meetings.

                                   WINDING UP

125. Subject to the rights provided by the terms of issue of Preferred Shares, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

126. If the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, subject to the rights provided by the terms of issue of Preferred Shares, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

                                    INDEMNITY

127. The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

128. Without prejudice to the generality of the preceding Article, the Company shall indemnify and hold harmless each Director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a Director of the Company, or is or was a Director of the Company serving at the request of the Company as a director of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                                 FINANCIAL YEAR

129. Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

                         TRANSFER BY WAY OF CONTINUATION

130. If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be de-registered in the Cayman Islands.

                                   SCHEDULE 1

                                PREFERRED SHARES

     The respective rights, privileges and restrictions attaching to the Preferred Shares shall be as hereinafter specified in this Schedule 1. Unless otherwise specified, the words "HEREOF," "HEREUNDER" and "HERETO," and words of like import, refer to this Schedule 1.

                                    SECTION 1
                                    DIVIDENDS

1.1  Ranking

     The Preferred Shares shall, with respect to dividend rights, rights on other distributions and rights on the occurrence of any Liquidation Event, rank senior to the Ordinary Shares and any other series or class of the Company's ordinary shares, or other share capital, that have been authorized.

1.2  Declaration of Dividends

     Subject to the Statute, no dividends shall be declared or paid on any of the Ordinary Shares unless they shall also be declared or paid on all the outstanding Preferred Share pro rata treating the Preferred Shares as the greatest whole number of shares of Ordinary Shares then issuable upon conversion of such Preferred Shares pursuant to this Section 1.

1.3  Record Date

     The Board may fix a record date for the determination of holders of Preferred Shares entitled to receive payment of the dividends payable pursuant to Section 1.2 hereof, which record date shall not be more than sixty (60) days nor less than ten (10) days prior to the date on which any such dividend is paid.

1.4  Payment

     All dividends on Preferred Shares shall be payable in cash, in United States dollars.

1.5  Certain Restrictions

     The Company shall not permit any Group Company, or cause any other Person, to make any distribution with respect to or purchase or otherwise acquire for consideration, any share capital of the Company unless the Company could make such distribution or purchase or otherwise acquire such shares at such time and in such manner in accordance with the Statute.

                                    SECTION 2
                                   CONVERSION

2.1  Right to Convert

     At any time and from time to time prior to the closing of a Qualified IPO, without the payment of additional consideration thereof, the holder of any Preferred Shares shall have the right, at its option, to convert, all or any portion of its Preferred Shares into one or more Ordinary Shares at the then applicable conversion rate (the "CONVERSION RATE"). For purposes hereof, the Conversion Rate shall be determined by dividing the applicable Original Issue Price per share by the Conversion Price per share. "CONVERSION PRICE" shall initially be equal to the applicable Original Issue Price for each of the outstanding Preferred Shares, subject to adjustment from time to time as provided herein, provided that at any time, the Conversion Price of a Preferred Share shall not fall under the par value of such Preferred Share.

2.2  Automatic Conversion

     Upon the closing of a Qualified IPO duly approved in accordance with the Transaction Documents and this Schedule 1, each of the then outstanding Preferred Shares shall be automatically converted into one or more Ordinary Shares calculated by multiplying the number of the Preferred Shares to be so converted by the applicable Conversion Rate as then in effect.

2.3  Mechanism of Conversion

     (a) Conversion shall be effected by the redemption of the Preferred Shares being converted for an amount per share on the books of the Company equal to the applicable Original Issue Price and the issuance in exchange therefor of Ordinary Shares at a price per share equal to the then applicable Conversion Price. In order to exercise its conversion right, the holder of the Preferred Shares to be converted shall surrender the certificate representing such shares to the Company, with a notice of election to convert, duly completed and signed, at the principal office of the Company. Unless the shares issuable upon conversion are to be issued in the same name as the name in which the Preferred Shares are registered, each share certificate surrendered for conversion shall be accompanied by instruments of transfer duly executed by the holder or his duly authorized attorney. In the case of an automatic conversion pursuant to Section 2.2 hereof, no such surrender is required and upon the issuance of certificates representing Ordinary Shares issued upon such automatic conversion, the certificates representing the converted Preferred Shares shall be deemed cancelled.

     (b) As promptly as practicable after the surrender by a holder of the certificates for the Preferred Shares (together with a duly completed and signed notice of election to convert) and in any event within ten
          (10) Business Days after such surrender, the Company shall issue and deliver to the Person for whose account such Preferred Shares was surrendered, or to its nominee or nominees and in compliance with the Transaction Documents and other applicable agreements restricting transfer), a certificate or certificates for the number of Ordinary Shares or other securities issuable upon the conversion of those shares and any fractional interest in respect of Ordinary Shares or other security arising upon the conversion shall be settled as provided below.

     (c) Conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the holder delivers the certificates for the

          Preferred Shares and the notice of election to convert to the Company (or in the case of an automatic conversion pursuant to Section 2.2 hereof, immediately prior to the closing of the Qualified IPO), and the Person or Persons in whose name or names any Ordinary Shares or other securities shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Ordinary Shares or other securities at such time on such date and such conversion shall be at the Conversion Price in effect at such time, unless the register of members of the Company shall be closed on such date, in which event such Person or Persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such register of members is open, and such conversion shall be at the Conversion Price in effect on the date such register of members is open. All Ordinary Shares issuable upon conversion of the Preferred Shares will upon issuance be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any pre-emptive rights. Upon any such conversion of the Preferred Shares, the shares shall no longer be deemed to be outstanding and all rights of a holder with respect to the shares so converted shall immediately terminate upon the issuance of the Ordinary Shares, except the right to receive accrued but unpaid dividends, cash or other assets as herein provided.

2.4  No Fractional Shares

     No fractional shares or securities representing fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares. Any fractional interest in Ordinary Shares resulting from conversion of the Preferred Shares shall be paid in cash (computed to the nearest cent) equal to such fraction multiplied by the fair market value per Ordinary Share as determined by the Board of the Company in good faith. If more than one certificate representing the Preferred Shares shall be surrendered for conversion at one time by the same holder, the number of full Ordinary Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of the Preferred Shares so surrendered for conversion.

2.5  Adjustment of Conversion Price

     Subject to the provisions in Section 7 hereof, the Conversion Price shall be subject to adjustment as follows if any of the events listed below occur prior to the conversion of the Preferred Shares.

     (a) In case the Company shall (i) pay a dividend or make a distribution on its Ordinary Shares in Ordinary Shares, (ii) subdivide or reclassify its outstanding Ordinary Shares into a greater number of shares, or
          (iii) combine or reclassify its outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to such event shall be adjusted so that the holder of the Preferred Shares thereafter converted shall be entitled to receive the number of Ordinary Shares of the Company which it would have owned or have been entitled to receive after the happening of such event had the Preferred Shares been converted immediately prior to the happening of such event. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective on the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution is not paid or made, the Conversion Price then in effect shall be appropriately readjusted.

     (b) In case the Company shall (i) issue Ordinary Shares, (ii) issue rights, options or warrants to subscribe for or purchase Ordinary Shares, or (iii) issue or sell other rights for Ordinary Shares or securities (including the Preferred Shares) whether or not convertible or exchangeable into Ordinary Shares (any of the issuances in clauses
          (i), (ii) or (iii), hereinafter "NEW SECURITIES"), without consideration or for a consideration per share less than the then effective Conversion Price on the date the Company issues or sells such New Securities, then in each such case the Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the New Securities.

          The adjustment provided for in this Section 2.5(b) shall be made successively whenever any New Securities are issued (provided, that no further adjustments in the Conversion Price shall be made upon the subsequent exercise, conversion or exchange, as applicable, of such New Securities pursuant to the original terms of such New Securities) and shall become effective immediately after such issuance. If any or all of such New Securities are not so issued or expire or terminate without having been exercised, converted or exchanged, the Conversion Price then in effect shall be appropriately readjusted to the Conversion Price in effect immediately prior to the issuance of such New Securities, subject, however, to such other adjustments as may have been made or that would have otherwise been made under this
          Section 2.5(b) since the issuance of such New Securities.

     (c) In case the Company shall distribute to all holders of its Ordinary Shares any share capital of the Company (other than Ordinary Shares) or evidences of Indebtedness or cash or other assets (excluding regular cash dividends or distributions paid from retained earnings of the Company and dividends or distributions referred to in Section 2.5(a) hereof) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 2.5(b) hereof) then, in each such case, the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of the distribution by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to the date of the distribution less the then fair market value (as determined by the Board of the Company, whose determination, if made in good faith, shall be conclusive) of the portion of the share capital, cash or assets or evidences of Indebtedness so distributed, or of the subscription rights, options or warrants so distributed or of such convertible or exchangeable securities, with respect to one Ordinary Share, and the denominator of which shall be the Conversion Price in effect immediately prior to the date of the distribution. Such adjustment shall be made whenever any such distribution is made, and shall become effective retroactive to the record date for the determination of shareholders entitled to receive such distribution. If any such distribution is not made or if any or all of such rights, options or warrants expire or terminate without having been exercised, the Conversion Price then in effect shall be appropriately readjusted.

     (d)  Exceptions to Adjustment of Conversion Price

          (i) Notwithstanding the foregoing, the provisions of this Section 2.5 shall not apply to the issuance of: (a) Ordinary Shares issued upon conversion of the Preferred Shares that are issued and outstanding as of the date hereof; (b) Ordinary Shares issued as dividend or distribution on the Preferred Shares or in connection with a subdivision or combination of the Preferred Shares; (c) stock options issued under the Company Option Plan and the Ordinary Shares issued upon the exercise of such stock options; or (d) the Series A-1 Preferred Shares and/or the Series A-2 Preferred Shares issued upon the exercise of the Warrants and the Conversion Shares issued thereof.

          (ii) Notwithstanding any provision in Section 2 hereof to the contrary and without limitation to any other provision contained in
               Section 2 hereof, in the event any securities of the Company (other than the Preferred Shares), including, without limitation those securities set forth as exceptions in paragraph (i) above (collectively, the "SUBJECT SECURITIES"), are amended or otherwise modified by operation of their terms or otherwise (including, without limitation, by operation of such Subject Securities' anti-dilution provisions) in any manner whatsoever that results in (i) the reduction of the exercise, conversion or exchange price of such Subject Securities payable upon the exercise for, or conversion or exchange into, Ordinary Shares or other securities exercisable for, or convertible or exchangeable into, Ordinary Shares and/or (ii) such Subject Securities becoming exercisable for, or convertible or exchangeable into (A) more shares or a greater dollar amount of such Subject Securities which are, in turn exercisable for, or convertible or exchangeable into, Ordinary Shares, or (B) more Ordinary Shares, then such amendment or modification shall be treated for purposes of Section 2.5(b) hereof as if the Subject Securities which have been amended or modified have been terminated and New Securities have been issued with the amended or modified terms, the Company shall make all necessary adjustments (including successive adjustments if required) to the Conversion Price in accordance with Section 2.5 hereof. On the expiration or termination of any such amended or modified Subject Securities for which adjustment has been made pursuant to the operation of the provisions of this
               Section 2.5(d)(ii) and Section 2.5(b) hereof, without such Subject Securities having been exercised, converted or exchanged in full pursuant to their terms, the Conversion Price shall be appropriately readjusted in the manner specified in Section 2.5(b) hereof.

     (e) Whenever the Conversion Price or Conversion Rate is adjusted as herein provided, the Company shall promptly prepare a notice of the adjustment of the Conversion Price and Conversion Rate setting forth the Conversion Price and Conversion Rate and the date on which the adjustment becomes effective and shall mail the notice of such adjustment of the Conversion Price and Conversion Rate (together with a copy of an officer's certificate setting forth the facts requiring such adjustment) to each holder of the Preferred Shares at such holder's last address as shown on the register of members of the Company.

2.6  Notice

     In case at any time prior to the conversion of the Preferred Shares:

     (a) the Company shall authorize the granting to all the holders of Ordinary Shares of rights to subscribe for or purchase any shares of any class or of any other rights; or

     (b) there shall be any reclassification of the Ordinary Shares of the Company (other than a subdivision or combination of its outstanding Ordinary Shares); or

     (c)  there shall be any capital reorganization by the Company; or

     (d) there shall be a consolidation or merger involving the Company or sale of all or substantially all of the Company's property and assets; or

     (e) there shall be a voluntary or involuntary dissolution, liquidation or winding up by the Company or dividend or distribution to holders of Ordinary Shares; or

     (f) any other event which would cause an adjustment in the Conversion Price or Conversion Rate, including without limitation, any adjustment to the Conversion Rate made pursuant to Section 7 of this Schedule 1;

     then in any one or more of said cases, the Company shall cause to be delivered to the holders of the Preferred Shares, at the earliest practicable time (and, in any event, not less than fifteen (15) days before any record date or the date set for definitive action), notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the kind and amount of the shares and other securities and property deliverable upon conversion of the Preferred Shares, as well as a comparison of what (if anything) the holders of Preferred Shares would be entitled to receive in connection with such action if such holders elect not to convert their respective Preferred Shares. Such notice shall also specify the date, if known, as of which the holders of record of the Ordinary Shares shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Ordinary Shares for securities or other property (including cash) deliverable upon such reorganization, sale, consolidation, merger, dissolution, liquidation or winding up or other transaction, as the case may be, and the right of the holders of Preferred Shares to convert their respective Preferred Shares into Ordinary Shares as of such date.

2.7  Ordinary Shares Reserved

     (a) The Company shall at all times reserve and keep available, out of the aggregate of its authorized but unissued Ordinary Shares, for the purpose of effecting conversions of the Preferred Shares, the full number of Ordinary Shares issuable upon the conversion of all outstanding Preferred Shares not theretofore converted including, for purposes of this paragraph, the number of Ordinary Shares which shall be issuable upon conversion of all of the outstanding Preferred Shares which shall be computed as if, at the time of computation, all of the outstanding shares were held by a single holder. The Company shall from time to time, in accordance with the laws of the Cayman Islands, increase the authorized amount of its Ordinary Shares if at any time the number of Ordinary Shares remaining unissued shall not be sufficient to permit the conversion of all the then outstanding Preferred Shares.

     (b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Ordinary Shares issuable upon conversion of the Preferred Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares at the adjusted Conversion Price.

2.8  Taxes

     Except where registration is requested in a name other than the name of the registered holder, the Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Ordinary Shares on conversion of the Preferred Shares pursuant hereto.

2.9  Merger, Consolidation, etc

     In case of any reclassification or change of outstanding Ordinary Shares (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding Ordinary Shares or any sale or transfer of all or substantially all of the assets of the Company, each holder of the Preferred Shares then outstanding shall have the right thereafter to convert the Preferred Shares held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Ordinary Shares immediately prior to the reclassification, change, consolidation, merger, sale or transfer. The Company shall provide the holders of the Preferred Shares with a comparison of what (if anything) such holders would be entitled to receive in connection with such action if such holders elect not to convert their respective the Preferred Shares.

2.10 Protection of Conversion Rights

     The Company will not, by amendment of these Sections or its Memorandum of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

                                    SECTION 3
                       STATUS ON CONVERSION OR REDEMPTION

Upon any conversion or redemption of the Preferred Shares, the shares so converted or redeemed shall be cancelled and shall not be reissued, and the Company may from time to time take such appropriate action as may be necessary to diminish the authorized number of the Preferred Shares accordingly.

                                    SECTION 4
                                  VOTING RIGHTS

4.1  Voting

     The issued and outstanding Preferred Shares shall be voted with the issued and outstanding Ordinary Shares at any annual or extraordinary general meeting of the Company, or the holders of such Preferred Shares may act by way of unanimous written resolution in the same manner as holders of the Ordinary Shares, upon the following basis: the holders of any Preferred Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Shares could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class.

4.2  Matters Requiring Approval of the Holders of the Preferred Shares

     (a) So long as any shares of the Preferred Shares remain outstanding, neither the Company nor any other members of the Company Group shall, and the Founder shall cause the Company and such member of the Company Group not to, take any of the following actions without, in addition to any other authorizations or approvals required by applicable law and the Memorandum and Articles, the prior written approval of (i) the holders of at least two thirds (2/3) of the total number of the then issued and outstanding Series A-1 Preferred Shares and the Series A-2 Preferred Shares, voting together as a single class, (ii) the holders of at least two thirds (2/3) of the total number of the then issued and outstanding Series B Preferred Shares, and (iii) the holders of at least two thirds (2/3) of the total number of the then issued and outstanding Series C Preferred Shares:

          (i)  any amendment to the Articles of the Company or the PRC
               Subsidiary;

          (ii) issuance or sale by any member of the Company Group of any securities other than (i) any issuance of the Conversion Shares,
               (ii) any grant of stock options under the Company Option Plan, and (iii) any issuance of the Series A-1 Preferred Shares and/or the Series A-2 Preferred Shares upon the exercise of the Warrants and the issuance of Conversion Shares thereof;

          (iii) any redemption, retirement, purchase or other acquisition, direct or indirect, by any member of the Company Group of any outstanding Ordinary Shares or Equity Securities (or any warrants, rights or options to acquire any such Ordinary Shares or Equity Securities), other than in accordance with the right of redemption of the Investors as provided in the Memorandum and Articles, or any other reduction or similar change of capital structure of any member of the Company Group;

          (iv) any merger, acquisition, consolidation, joint venture or like transaction involving any member of the Company Group (whether or not such member of the Company Group is the surviving corporation), including, but not limited to, any transfer of equity interest in the PRC Subsidiary or any new issue of registered capital in the PRC Subsidiary to any Person other than the Company;

          (v) any liquidation, dissolution, winding-up, bankruptcy, revocation of voluntary dissolution (judicial or non-judicial) or similar proceeding filed by or against any of the members of the Company Group;

          (vi) any sale, lease, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including the disposition of operating rights of any member of the Company Group);

          (vii) any transfer or exclusive license in any of the Company Group's technology other than licenses of non-exclusive rights in such technology that are required or necessary in the ordinary course of business;

          (viii) creation, incurrence, assumption or permission to exist any mortgage, pledge, charge, lien or other encumbrance on all or substantially all of assets of any member of the Company Group, other than those required or necessary in the ordinary course of business which shall not exceed US$5,000,000 in any single transaction;

          (ix) launch of an initial public offering of the Ordinary Shares at a price lower than the minimum offering price as required for a Qualified IPO (i.e., US$11.00 per Ordinary Share) or issuance of Ordinary Shares in an amount that exceeds the IPO Maximum New Issue in an initial public offering of the Ordinary Shares;

          (x) any declaration or payment of any dividend or other distribution prior to an IPO of the Company, direct or indirect, in cash or in property by any member of the Company Group on account of any class of share capital of such member of the Company Group now or hereafter outstanding;

          (xi) any sale, transfer or other disposition of any Ordinary Shares by the Founder prior to the expiration of the twelve (12) month period after the closing of the Qualified IPO;

          (xii) any sale, transfer or other disposition by any Key Person of any shares acquired through the exercise of stock options received under the Company Option Plan before the Qualified IPO;

          (xiii) any sale, transfer or other disposition of any shares by any other holder of equity interest in the Company (other than any of the Investors or their transferees or permitted assigns) representing more than a five percent (5%) equity interest in the Company (on a fully diluted and as converted basis);

          (xiv) engagement in any transactions by any member of the Company Group with (i) its directors, (ii) shareholders, (iii) the Founder, the Key Persons or their respective Affiliates, (iv) close relatives of the Founder or Affiliates of such relatives,
               (v) close relatives of the Affiliates of the Founder or Affiliates of such relatives, or (vi) any corporation or other entity of which majority equity is held or which is otherwise controlled by any of the Persons listed in (i) through (vi) of this paragraph (p), jointly or respectively;

          (xv) creation, incurrence, assumption, guarantee or otherwise becoming liable (directly or indirectly) by any of the member of the Company Group with respect to any indebtedness (including capital leases) which represents an amount in excess of US$8,000,000;

          (xvi) the purchase or lease by any member of the Company Group of any real estate property valued in excess of US$3,000,000;

          (xvii) the purchase by any member of the Company Group of listed or unlisted securities;

          (xviii) public offerings and/or registration of securities other than the Qualified IPO of the Company;

          (xix) any adoption by the Company Group of a business plan or annual budget or any material amendment to its current business plan or annual budget, or any material alteration or change in the strategic direction or business operations in a manner that is not contemplated in the most recent business plan or annual budget;

          (xx) termination of the Company Option Plan or adoption of any other share option or similar incentive plan of any member of the Company Group or any material amendment to the same, including change or determination of the number of options reserved, vesting periods and exercise prices of the stock options thereunder;

          (xxi) grant of loans to any director, officer or employee of any member of the Company Group; and

          (xxii) changes of the independent auditors or changes in accounting practices or policies by any member of the Company Group.

     (b) So long as any shares of the Series A-1 Preferred Shares and/or Series A-2 Preferred Shares remain outstanding, neither the Company nor any other members of the Company Group shall, and the Founder shall cause the Company and such member of the Company Group not to, make increase or decrease in the total number of directors comprising the board of directors of any member of the Company Group without, in addition to any other authorizations or approvals required by applicable law and the Memorandum and Articles, the prior written approval of the holders of at least two thirds (2/3) of the total number of the then issued and outstanding Series A-1 Preferred Shares and the Series A-2 Preferred Shares, voting together as a single class.

     (c) Notwithstanding anything provided in this Section 4.2 to the contrary, to the extent any of the actions referred to in Sections 4.2(a) and 4.2(b) above will impact the liquidation preference or redemption rights of the holders of the Series A-1 Preferred Shares and/or the holders of the Series A-2 Preferred Shares, the holders of the Series A-1 Preferred Shares and the Series A-2 Preferred Shares shall vote as separate classes with respect to each of such actions.

     (d) Notwithstanding anything provided in this Section 4.2 to the contrary, the selection of the lead underwriter(s) of the Qualified IPO shall be led by the management of the Company and subject to the consent of the Investor Director, which consent shall not be unreasonably withheld.

     (e) The Shareholders shall exercise their powers and otherwise act to ensure that the Company or the Group Companies, as applicable, will be fully authorized to take other actions that are not required to be approved in accordance with this Section 4.2 so long as they are approved by a simple majority of the members present in person or by proxy at a duly constituted meeting of the Board.

                                    SECTION 5
                                   REDEMPTION

     The Company shall, as provided below, redeem the Preferred Shares.

5.1  Redemption of Preferred Shares

     If a Qualified IPO shall not have occurred during the thirty-six (36) months following the Closing, then each holder of the Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Preferred Shares held by it in accordance with these Articles by giving written notice to the Company at any time beginning on the thirty-seventh (37th) month following the Closing, specifying a redemption date that is at least sixty (60) calendar days from the date of such written notice.

5.2  Material Breach

     If the Company or any Group Company is in material breach of any of its representations, warranties or covenants under either the Series A Preferred Shares Purchase Agreement or Transaction Documents, (i) the holders of not less than two-thirds (2/3) of the Series A-1 Preferred Shares then outstanding, or (ii) the holders of not less than two-thirds (2/3) of the Series A-2 Preferred Shares then outstanding, or (iii) the holders of not less than two-thirds (2/3) of the Series B Preferred Shares then outstanding or (iv) the holders of not less than two-thirds (2/3) of the Series C Preferred Shares then outstanding may require the Company to redeem all of the then outstanding Preferred Shares in accordance with these Articles, by giving written notice to the Company at any time specifying a redemption date that is at least thirty (30) calendar days from the date of such written notice.

5.3  Redemption Price

     For the purposes of this Section 5, the written notice given in Sections
     5.1 and 5.2 hereof shall be referred to as the "REDEMPTION NOTICE" and such redemption date specified in the Redemption Notice shall be referred to as the "REDEMPTION DATE". The Company shall, on the Redemption Date, redeem each of the Preferred Shares requested to be redeemed in the Redemption Notice in immediately available funds at a price equal to (i) one hundred and fifty percent (150%) of their respective Original Issue Prices, in the case of Series B Preferred Shares and Series C Preferred Shares, plus (ii) any declared, accrued but unpaid dividends and interests thereon, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations or mergers.

5.4  Termination of Rights

     Except as set forth in Section 5.5 hereof, on and after the Redemption Date, all rights of any holder of the Preferred Shares that have been redeemed under this Section 5 (the "REDEEMED SHARES") shall cease and terminate, and such Redeemed Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Company; provided, however, that, if the Company defaults in the payment of any redemption payment as provided in this
     Section 5 for any reason, including without limitation the lack of legally available funds for redemption, the rights of the holders of the Preferred Shares shall continue until the Company cures such default.

5.5  Insufficient Funds for Redemption

     If on the Redemption Date, the number of Preferred Shares that may then be legally redeemed by the Company is less than the number of all Preferred Shares to be redeemed, then (i) the number of Preferred Shares that the Company may legally redeem shall be calculated pro-rata among the holders thereof based on the respective redemption amounts of the Preferred Shares requested to be redeemed, and (ii) the remaining Preferred Shares requested to be redeemed shall be carried forward and redeemed as soon as the Company has legally available funds to do so. If all of the Preferred Shares subject to the Redemption Notice has not been redeemed in full by the Company and if any Preferred Shares remain outstanding,

     (a) the Company shall issue on the Redemption Date a one-year promissory note dated as of the Redemption Date to each holder of the Preferred Shares (each a "PROMISSORY NOTE", and collectively, the "PROMISSORY NOTES"), which will bear interest at the compounded rate of six percent (6%) per annum, with an aggregate principal amount equal to the redemption price of such Preferred Shares that are not redeemed. The Promissory Notes shall become due and payable one year from the Redemption Date. The Promissory Notes shall be freely assignable by the holders thereof. If the Company is unable to satisfy its obligations under a Promissory Note when due, the holder of the Promissory Note may, but is not obligated to, extend the repayment date by another twelve (12) months, provided, however, the Company shall provide collaterals with a fair market value no less than the aggregate principal amount outstanding on the Promissory Notes to secure its repayment obligations under such Promissory Note;

     (b) the Board of the Company shall declare and pay a special dividend equal to the higher of (i) no less than sixty percent (60%) out of the Company's annual profit and (ii) the largest amount of dividend that is legally permissible to the holders of the Promissory Notes until such time all amounts outstanding on each of the Promissory Notes are fully paid for; and

     (c) the Company shall cause each of the Group Companies, including the PRC Subsidiary, to remit the higher of (i) no less than sixty percent (60%) of the annual profit of each of the Group Companies and (ii) the largest amount of dividend that is legally permissible to the Company until such time all amounts outstanding on each of the Promissory Notes are fully paid for.

                                    SECTION 6
                     LIQUIDATION, DISSOLUTION OR WINDING UP

6.1  Ranking

     Upon the occurrence of any Liquidation Event, the assets of the Company available for distribution shall be distributed in the following order:

     (a) before any distribution or payment shall be made to the holders of any Ordinary Shares, each holder of the Preferred Shares shall be entitled to receive, with respect to each of the Preferred Shares held by it, an amount equal to one hundred and thirty percent (130%) of their respective Original Issue Price (in each case as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends or interests declared and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (each a "LIQUIDATION PREFERENCE" and collectively, the "LIQUIDATION PREFERENCES"), provided that if the assets of the Company available for distribution are less than the aggregate amount of the Liquidation Preferences, the holders of the Preferred Shares shall be entitled to participate pro rata in the distribution of the assets of the Company based on their respective Liquidation Preferences; and

     (b) if there are assets of the Company available for distribution after the payments referred to in clause (a) above, all the Ordinary Shareholders of the Company shall be entitled to participate pro rata in the residual assets of the Company.

6.2  Liquidation Event

     For purposes of this Section 6, any of the following events shall be treated as a Liquidation Event (unless otherwise agreed to by the holders of not less than two-thirds (2/3) of the Preferred Shares, voting together as a single class):

     (a) liquidation, winding up or dissolution of the Company (either voluntary or involuntary);

     (b) the consummation of a consolidation or merger (other than a reincorporation transaction) or acquisition or sale of voting securities of the Company resulting in the holders of the issued and outstanding voting securities of the Company immediately prior to such transaction beneficially owning or controlling less than fifty one percent (51%) of the voting securities of the continuing or surviving entity immediately following such transaction; or

     (c) a sale of all or substantially all of the assets of the Company Group (taken as a whole).

     The Company shall give each holder of the Preferred Shares written notice of any of the foregoing events as soon as practicable and in no event later than ten (10) business days prior to the occurrence thereof. In the event the requirements of Section 6.1 hereof are not complied with in respect of
     Section 6.2 (b) or (c), the Company shall forthwith either (i) cause such closing to be postponed until such time as the requirements of Section 6.1 hereof have been complied with, or (ii) cancel such transaction.

6.3  Non-cash Distribution

     In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of the Preferred Shares and Ordinary Shares shall be determined by an appraiser of recognized standing selected in good faith by the Board. Any securities to be delivered pursuant to Section 6 hereof shall be valued as follows:

     (a) Securities not subject to investment letter or other similar restrictions on free marketability: (i) if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three days prior to the closing; (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the thirty
          (30) day period ending three (3) days prior to the closing; and (iii) if there is no active public market, the value shall be the fair market value thereof, as reasonably determined by the Board in good faith.

     (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in paragraph (a) to reflect the approximate fair market value thereof, as determined by the Board the Company in good faith.

                                    SECTION 7
                    OWNERSHIP ADJUSTMENT OF PREFERRED SHARES

7.1  Following the issue by the Auditor of the 2006 Audited Income Statement:

     (a) if the 2006 Net Earnings are equal to or more than the Guaranteed 2006 Net Earnings,

          (i) the Final Ownership of the holders of the Series A-1 Preferred Shares and the holders of the Series A-2 Preferred Shares (collectively, the "SERIES A SHAREHOLDERS") shall remain unchanged as the Initial Ownership of the Series A Shareholders in the Company;

          (ii) the Final Ownership of the holders of the Series B Preferred Shares (the "SERIES B SHAREHOLDERS") in the Company shall remain unchanged as the Initial Ownership of the Series B Shareholders in the Company; and

          (iii) the Final Ownership of the holders of the Series C Preferred Shares (the "SERIES C SHAREHOLDERS") in the Company shall remain unchanged as the Initial Ownership of the Series C Shareholders in the Company.

          For purposes of this Section 7, (1) "INITIAL OWNERSHIP" shall mean the respective initial ownership of the Series A Shareholders, the Series B Shareholders and the Series C Shareholders in the Company determined in accordance with the Series A Preferred Shares Purchase Agreement, the Series B Preferred Shares Purchase Agreement and the Series C Preferred Shares Purchase Agreement, being 5.056%, 8.832% and 3.312%, respectively; and (2) "FINAL OWNERSHIP" shall mean the respective final ownership of the Series A Shareholders, the Series B Shareholders and the Series C Shareholders in the Company (each to be adjusted as provided hereunder) determined by dividing the total number of issued and outstanding Series A Preferred Shares or Series B Preferred Shares or the Series C Preferred Shares by the sum of the total issued and outstanding Ordinary Shares (being 75,000,000) and the total number of issued and outstanding Preferred Shares, all on an as-converted basis, as of the date of the Closing or the date of adjustment, as the case may be. For the avoidance of doubt, calculation of the Initial Ownership and the Final Ownership herein shall not take into account any shares issuable upon the exercise of stock options granted under the Company Option Plan.

     (b)  If the 2006 Net Earnings are less than the Guaranteed 2006 Net
          Earnings,

          (i) the Final Ownership of the Series A Shareholders in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2006 Audited Income
               Statement:

                            GE06
               FOA1 = IOA x ----
                            AE06

               For purposes of the foregoing formula, the following definitions shall apply: (1) FOA1 shall mean the Final Ownership of the Series A Shareholders after adjustment in accordance with this
               Section 7.1(b); (2) IOA shall mean the Initial Ownership of the Series A Shareholders in the Company; (3) GE06 shall mean the Guaranteed 2006 Net Earnings of the Company Group, being an amount that is US$30,000,000; and (4) AE06 shall mean the actual 2006 Net Earnings.

          (ii) the Final Ownership of the Series B Shareholders in the Company shall remain unchanged as the Initial Ownership of the Series B Shareholders in the Company.

          (iii) the Final Ownership of the Series C Shareholders in the Company shall remain unchanged as the Initial Ownership of the Series C Shareholders in the Company.

     (c)  The adjustment of the Final Ownership as contemplated in this Section
          7.1 shall be effected by adjusting the respective Conversion Rate of the Series A Preferred Shares, the Series B Preferred Shares and Series C Preferred Shares in accordance with the formulas set forth in
          Section 7.4 below.

7.2  Following the issue by the Auditor of the 2006/2007 Audited Income
     Statement:

     (a) If the 2006/2007 Net Earnings are equal to or more than the Guaranteed 2006/2007 Net Earnings,

          (i) the Final Ownership of the Series A Shareholders in the Company shall remain unchanged as the Final Ownership of the Series A Shareholders adjusted, if any, in accordance with Section 7.1(b) above;

          (ii) the Final Ownership of the Series B Shareholders in the Company shall remain unchanged as the Initial Ownership of the Series B Shareholders in the Company; and

          (iii) the Final Ownership of the Series C Shareholders in the Company shall remain unchanged as the Initial Ownership of the Series C Shareholders in the Company.

     (b) If the 2006/2007 Net Earnings are less than the Guaranteed 2006/2007 Net Earnings;

          (i) the Final Ownership of the Series A Shareholders in the Company shall remain unchanged as the Final Ownership of the Series A Shareholders adjusted, if any, in accordance with Section 7.1(b) above;

          (ii) the Final Ownership of the Series B Shareholders in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2006/2007 Audited Income
               Statement:

                           GE06/07
               FOB = IOB x -------
                           AE06/07

               For purposes of the foregoing formula, the following definitions shall apply: (1) FOB shall mean the Final Ownership of the Series B Shareholders in the Company after adjustment in accordance with this Section 7.2(b); (2) IOB shall mean the Initial Ownership of the Series B Shareholders in the Company; (3) GE06/07 shall mean the Guaranteed 2006/2007 Net Earnings of the Company Group, being an amount that is US$60,000,000; and (4) AE06/07 shall mean the actual 2006/2007 Net Earnings.

          (iii) the Final Ownership of the Series C Shareholders in the Company shall remain unchanged as the Initial Ownership of the Series C Shareholders in the Company.

     (c)  The adjustment of the Final Ownership as contemplated in this Section
          7.2 shall be effected by adjusting the respective Conversion Rate of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares in accordance with the formulas set forth in
          Section 7.4 below.

7.3  Following the issue by the Auditor of the 2007 Audited Income Statement:

     (a) if the 2007 Net Earnings are equal to or more than the Guaranteed 2007 Net Earnings,

          (i) the Final Ownership of the Series A Shareholders in the Company shall remain unchanged as the Final Ownership of the Series A Shareholders adjusted, if any, in accordance with Section 7.1(b) above;

          (ii) the Final Ownership of the Series B Shareholders in the Company shall remain unchanged as the Final Ownership of the Series B Shareholders adjusted, if any, in accordance with Section 7.2(b) above; and

          (iii) the Final Ownership of the Series C Shareholders in the Company shall remain unchanged as the Initial Ownership of the Series C Shareholders.

     (b) if the 2007 Net Earnings are less than the Guaranteed 2007 Net Earnings but are equal or more than US$100,000,000,

          (i) the Final Ownership of the Series A Shareholders in the Company shall remain unchanged as the Final Ownership of the Series A Shareholders adjusted, if any, in accordance with Section 7.1(b) above;

          (ii) the Final Ownership of the Series B Shareholders in the Company shall remain unchanged as the Final Ownership of the Series B Shareholders adjusted, if any, in accordance with Section 7.2(b) above; and

          (iii) the Final Ownership of the Series C Shareholders in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2007 Audited Income
               Statement:

                           GE07
               FOC = IOC x ----
                           AE07

               For purposes of the foregoing formula, the following definitions shall apply: (1) FOC shall mean the Final Ownership of the Series C Shareholders in the Company after adjustment in accordance with this Section 7.3(b); (2) IOC shall mean the Initial Ownership of the Series C Shareholders in the Company; (3) GE07 shall mean the Guaranteed 2007 Net Earnings of the Company Group, being an amount that is US$110,000,000; and (4) AE07 shall mean the actual 2007 Net Earnings.

     (c)  if the 2007 Net Earnings are less than US$100,000,000,

          (i) the Final Ownership of the Series A Shareholders in the Company shall be adjusted in accordance with the following formula promptly following the issue of the 2007 Audited Income
               Statement:

                             US$100,000,000
               FOA2 = FOA1 x --------------
                                  AE07

               For purposes of the foregoing formula, the following definitions shall apply: (1) FOA2 shall mean the Final Ownership of the Series A Shareholders in the Company after adjustment in accordance with this Section 7.3(c); (2) FOA1 shall mean the Final Ownership of the Series A Shareholders in the Company adjusted, if any, in accordance with Section 7.1(b) above; and
               (3) AE07 shall mean the actual 2007 Net Earnings;

          (ii) the Final Ownership of the Series B Shareholders in the Company shall remain unchanged as the Final Ownership of the Series B Shareholders adjusted, if any, in accordance with Section 7.2(b) above; and

          (iii) the Final Ownership of the Series C Shareholders in the Company shall be adjusted in accordance with the formula set forth in
               Section 7.3(b) above promptly following the issue of the 2007 Audited Income Statement.

     (d)  The adjustment of the Final Ownership as contemplated in this Section
          7.3 shall be effected by adjusting the respective Conversion Rate of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares in accordance with the formulas set forth in
          Section 7.4 below.

7.4 To effect the ownership adjustment as set forth in this Section 7, the applicable Conversion Rate of the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares shall be adjusted in accordance with the following formulas:

                              TS
          CR(A) = FO(A) x ---------
                          4,580,000

                              TS
          CR(B) = FO(B) x ---------
                          8,000,000

                              TS
          CR(C) = FO(C) x ---------
                          3,000,000

          For purposes of the foregoing formulas, the following definitions shall apply: (1) CR(A) shall mean the effective Conversion Rate of the Series A Preferred Shares at which the Series A Preferred Shares are converted into Ordinary Shares in accordance with this Section 7; (2) CR(B) shall mean the effective Conversion Rate of the Series B Preferred Shares at which the Series B Preferred Shares are converted into Ordinary Shares in accordance with this Section 7; (3) CR(C) shall mean the effective Conversion Rate of the Series C Preferred Shares at which the Series C Preferred Shares are converted into Ordinary Shares in accordance with this Section 7; (4) FO(A) shall mean the final ownership of the Series A Shareholders in the Company as adjusted according to Section 7.1(b) and/or Section 7.3(c) above;
          (5) FO(B) shall mean the Final Ownership of the Series B Shareholders in the Company as adjusted according to Section 7.2(b) above; (6) FO(C) shall mean the Final Ownership of the Series C Shareholders in the Company as adjusted according to Section 7.3(b) above; and (7) TS shall mean the total number of Ordinary Shares to be issued and outstanding, on an as-converted basis, as of the date of the Closing or the date of adjustment, as the case may be, which shall be equal to the number derived from the following formula:

                    75,000,000
          TS = -------------------
               1-FO(A)-FO(B)-FO(C)

7.5  Notwithstanding anything to the contrary,

     (a) the Series A Shareholders agree not to make any adjustment of the ownership (i) with respect to the 2006 Audited Income Statement under
          Section 7.1 hereof if the 2006 Net Earnings is no less than US$28,500,000; and (ii) with respect to the 2007 Audited Income Statement under Section 7.3 hereof if the 2007 Net Earnings is no less than US$95,000,000;

     (b) the Series B Shareholders agree not to make any adjustment to the ownership with respect to the 2006/2007 Audited Income Statement under
          Section 7.2 hereof if the 2006/2007 Net Earnings is no less than US$57,000,000; and

     (c) the Series C Shareholders agree not to make any adjustment to the ownership with respect to the 2007 Audited Income Statement under
          Section 7.3 hereof if the 2007 Net Earnings is no less than US$104,500,000.

7.6 Notwithstanding the above, in the event a Qualified IPO consummates or is expected to consummate prior to June 30, 2007, the Company agrees to perform a special audit of the interim period covering the number of complete months prior to such date. If the 2006/2007 Net Earnings is less than the Guaranteed 2006/2007 Net Earnings, each on a pro rata basis, then the Final Ownership of Series B Shareholders in the Company shall be adjusted, prior to the consummation of the Qualified IPO, in accordance with the formulas and principles set forth in Section 7.2 hereof, except the actual adjustment will be made on a pro rata basis.

     For the avoidance of doubt, both the pro rata Guaranteed 2006/2007 Net Earnings and the pro rata 2006/2007 Net Earnings shall be calculated on a monthly basis, and for purposes of this Section 7.6, the monthly average of the Guaranteed 2006/2007 Net Earnings shall be US$5,000,000.

7.7 Notwithstanding the above, in the event a Qualified IPO consummates or is expected to consummate prior to December 31, 2007, the Company agrees to perform a special audit of the interim period covering the number of complete months prior to such date. If the actual 2007 Net Earnings is less than the Guaranteed 2007 Net Earnings, each on a pro rata basis, then the Final Ownership of Investors in the Company shall be adjusted, prior to the consummation of the Qualified IPO, in accordance with the formulas and principles set forth in Section 7.3 hereof, except the actual adjustment will be made on a pro rata basis. For purpose of the pro rata adjustment to be made in accordance with this Section 7.7, the Guaranteed 2007 Net Earnings allocable to the first six (6) months of 2007 shall be US$50,000,000 and the Guaranteed 2007 Net Earnings allocable to the last six (6) months of 2007 shall be US$60,000,000.

     For the avoidance of doubt, both the pro rata Guaranteed 2007 Net Earnings and the pro rata 2007 Net Earnings shall be calculated on a monthly basis, and for purposes of this Section 7.7, the monthly average of the Guaranteed 2007 Net Earnings shall be derived from the following formulas:

     (i)  if the Qualified IPO consummates prior to June 30, 2007,

           US$50,000,000 x N
     PNE = -----------------
                   6

     (ii) if the Qualified IPO consummates on or after July 1, 2007,

     PNE = US$50,000,000+US$10,000,000 x (N-6)

     For purposes of the foregoing formulas, the following definitions shall apply: (1) PNE shall mean the pro rata Guaranteed 2007 Net Earnings; and
     (2) N shall mean the number of complete months that have been audited by the special audit pursuant to this Section 7.7.

7.8 Notwithstanding the above, the Company and the Investors may agree from time to time, based on legal advice mutually acceptable to the Company and the Investors, on any other method to effect the adjustment(s) to the respective Final Ownership of the Series A Shareholders, the Series B Shareholders and the Series C Shareholders in the Company to be equal to the amounts derived from the formulas and principles set forth in this
     Section 7.

7.9 For the avoidance of doubt, the respective Final Ownership of the Series A Shareholders, the Series B Shareholders and the Series C Shareholders in the Company after any adjustment made under this Section 7 shall not be lower than their respective ownership before such adjustment, and no adjustment to the ownership of the Series A Shareholders in the Company will be made according to Section 7.3(b) hereof if a Qualified IPO consummates in 2007.

                                    SECTION 8
                                  MISCELLANEOUS

8.1 Except as may otherwise be conferred or required by law, the Preferred Shares shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Schedule 1 (as such may be amended from time to time) and in any other provision of these Articles.

8.2 If any right, preference or limitation of the Preferred Shares set forth herein (as amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Schedule 1 which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation herein set forth shall not be deemed dependant upon any other such right, preference or limitation unless so expressed herein.

8.3 Any registered holder of the Preferred Shares shall be entitled to an injunction or injunctions to prevent violations of the provisions of the Articles and to enforce specifically the terms and provisions of the Articles in any court of the Cayman Islands or any countries having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity. Notwithstanding the foregoing, the observance of any term of these Articles which benefits only the holders of the Preferred Shares may be waived by holders of at least two thirds (2/3) of all issued and outstanding Preferred Shares of such series voting as a single class (either generally or in a particular instance and either retroactively or prospectively).

                                    SECTION 9
                                   DEFINITIONS

For the purposes of this Schedule 1, the following terms shall have the meanings indicated below. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in Article 1 of these Articles.

"2006 AUDITED INCOME STATEMENT" means the consolidated income statement of the Company Group for the financial year ending December 31, 2006 audited and approved by the Auditor in conformity with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"2006 NET EARNINGS" means the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2006, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Company Group that is stated in Renminbi as determined from the 2006 Audited Income Statement.

"2006/2007 AUDITED INCOME STATEMENT" means the consolidated income statement of the Company Group for the financial period between July 1, 2006 and June 30, 2007 audited and approved by the Auditor in conformity with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"2006/2007 NET EARNINGS" means the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to June 30, 2007, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Company Group that is stated in Renminbi as determined from the 2006/2007 Audited Income Statement.

"2007 AUDITED INCOME STATEMENT" means the consolidated income statement of the Company Group for the financial year ending December 31, 2007 audited and approved by the Auditor in conformity with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"2007 NET EARNINGS" means the US Dollar equivalent (based on the then applicable daily USD/CNY exchange rate set by the People's Bank of China and published by the State Administration of Foreign Exchange at www.safe.gov.cn for the Business Day immediately prior to December 31, 2007, rounded to the nearest ten thousandth USD) of the Net Earnings (as defined below) of the Company Group that is stated in Renminbi as determined from the 2007 Audited Income Statement.

"AFFILIATE" means with respect to any Person, any other Person that directly or indirectly, though one or more intermediaries, controls, is controlled by, or under common control with, the first mentioned Person. For purposes of this definition, "CONTROL" (including with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and under "COMMON CONTROL WITH") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC, Hong Kong or New York are authorized or required by law or governmental order to close.

"COMPANY GROUP" means the Company and all Group Companies, taken together.

"CONTINGENT OBLIGATION" means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person's property is bound.

"CONVERSION PRICE" has the meaning set forth in Section 2.1 hereof.

"CONVERSION RATE" has the meaning set forth in Section 2.1 hereof.

"FINAL OWNERSHIP" has the meaning set forth in Section 7.1 hereof.

"GROUP COMPANY" means a Person (other than a natural person) that is a Subsidiary of the Company.

"GUARANTEED 2006 NET EARNINGS" means the guaranteed Net Earnings of the Company Group for the financial year ending December 31, 2006, being an amount that is US$30,000,000.

"GUARANTEED 2006/2007 NET EARNINGS" means the guaranteed Net Earnings of the Company Group for the financial period between July 1, 2006 and June 30, 2007, being an amount that is US$60,000,000.

"GUARANTEED 2007 NET EARNINGS" means the guaranteed Net Earnings of the Company Group for the financial year ending December 31, 2007, being an aggregate amount of US$110,000,000; it being understood that such guaranteed Net Earnings of the Company Group for the six months ending June 30, 2007 are US$50,000,000 and that for the six months ending December 31, 2007 are US$60,000,000.

"HONG KONG" means the Special Administration Region of Hong Kong.

"IFRS" means the International Financial Reporting Standards promulgated by the International Accounting Standards Board (IASB) (which includes standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions), together with its pronouncements thereon from time to time, and applied on a consistent basis.

"INDEBTEDNESS" means as to any Person (a) all obligations of such Person for borrowed money (including without limitation, reimbursement and all other obligations with respect to surety bonds, unfunded credit commitments, letters of credit and bankers' acceptances, whether or not matured), (b) all indebtedness, obligations or liability of such Person (whether or not evidenced by notes, bonds, debentures or similar instruments) whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several, that should be classified as liabilities in accordance with IFRS, including without limitation, any items so classified on a balance sheet and any reimbursement obligations in respect of letters of credit or obligations in respect of bankers acceptances, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (d) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all obligations of such Person under leases which have been or should be, in accordance with IFRS, recorded as capital leases, (g) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (f) above) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (h) any Contingent Obligation of such Person incurred in respect of any Indebtedness referred to in (a) to (g) above.

"INITIAL OWNERSHIP" has the meaning set forth in Section 7.1 hereof.

"LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge, claim, restriction or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred share and equity related preferences) including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing.

"MAXIMUM IPO NEW ISSUE" means the number of Ordinary Shares to be issued at an initial public offering of the Company that represents 15% of the total number of issued and outstanding Ordinary Shares (including the number of Ordinary Shares to be issued in such an initial public offering and the over-allotment option, if any) on an as converted basis, being an amount of 15,984,705 shares.

"NET EARNINGS" means the consolidated and normalized positive profit after tax (less one-off, non-recurring and extraordinary items as well as stock compensation charges which are required to be deducted from the Company's income under the currently effective US GAAP or IFRS, if any, but plus any governmental grants and subsidies) attributable to the shareholders of the Company Group as audited by the Auditor in accordance with IFRS or US GAAP (which shall be the same as the relevant accounting standards used in connection with the Company's Qualified IPO).

"ORIGINAL ISSUE PRICE" means (i) US$2.6667 per share with respect to the Series A-1 Preferred Shares; (ii) US$4.4304 per share with respect to the Series A-2 Preferred Shares; (iii) US$6.00 per share with respect to the Series B Preferred Shares; and (iv) US$7.50 per share with respect to the Series C Preferred Shares.

"PERSON" means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

"PREFERRED SHARE LIQUIDATION PREFERENCE" has the meaning set forth in Section
6.1 hereof.

"USD", "US DOLLAR" or "US$" shall mean the lawful currency of the United States of America.

"US GAAP" means generally accepted accounting principles in the United States, consistently applied.

"WARRANT" or "WARRANTS" means the Warrant(s) the Company issued to the holders of the Series A-1 Preferred Shares and the holders of the Series A-2 Preferred Shares pursuant to certain Warrant Purchase Agreement(s), each dated as of July 28, 2006.

                                   SCHEDULE 2

                    PROVISIONS RELATING TO TRANSFER OF SHARES

                                    SECTION 1

                                   DEFINITIONS

For the purposes of this Schedule 2, the following terms shall have the meanings indicated below. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in Article 1 of these Articles or Section 9 of Schedule 1, as the case may be. Unless otherwise specified, the words "hereof," "hereunder" and "hereto," and words of like import, refer to this Schedule 2.

"COMPETITOR" means any Person that may be reasonably deemed to be engaged in any business that develops, manufactures or produces solar grade silicon ingots and wafers.

"EQUITY SECURITIES" means any Ordinary Shares or Ordinary Share Equivalents.

"EXERCISING HOLDER" has the meaning set forth in Section 3.1(b)(iii).

"HOLDERS" means the Investors, together with the permitted transferees and assigns of any Investor.

"ORDINARY SHARE EQUIVALENTS" means warrants, options and rights exercisable for Ordinary Shares and instruments convertible or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

"PROHIBITED TRANSFER" has the meaning set forth in Section 3.5(a).

"SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

"SELLING HOLDER" has the meaning set forth in Section 3.2(a).

"TRANSFER" has the meaning set forth in Section 2.1.

"TRANSFER NOTICE" has the meaning set forth in Section 3.1 (a).

"TRANSFEROR" has the meaning set forth in Section 3.1(a).

                                    SECTION 2

                               TRANSFER OF SHARES

2.1  Prohibition on Transfer of Shares by Founder.

     Prior to the expiration of twelve (12) months after the closing of a Qualified IPO, the Founder, regardless of the Founder's employment with the Company, may not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way ("TRANSFER"), all or any part of any interest in the Equity Securities now or hereafter owned or held by him, except with the prior written consent of two thirds (2/3) of the total number of issued and outstanding Preferred Shares, voting together as a single class.

2.2  Lock Up and Competitors.

     Notwithstanding anything to the contrary contained herein, each of Holders agrees

     (a) not to Transfer any Preferred Shares (i) prior to January 31, 2007 with respect to the holders of the Series A-1 Preferred Shares and the Series A-2 Preferred Shares; (ii) prior to March 28, 2006 with respect to the holders of the Series B Preferred Shares and (iii) within the six (6) month period after the Closing with respect to the holders of the Series C Preferred Shares (each a "LOCK-UP PERIOD");

     (b) to notify the Company in writing of any proposed Transfer after the expiration of the respective Lock-up Period set forth in Section 2.2(a) above; and

     (c) to be subject to any reasonable lock-up period as may be determined in good faith by the lead underwriter(s) of the Qualified IPO.

     Further, each of the Holders may not, in any event, transfer any Equity Securities held by it to any Competitor as determined in good faith by the Board of Directors of the Company.

2.3 Prohibited Transfers Void. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Section 2 shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

                                    SECTION 3

                      RIGHT OF FIRST REFUSAL; CO-SALE RIGHT

3.1  Rights of First Refusal.

     (a)  Transfer Notice.

          If at any time any holder of Equity Securities that is not also a Holder (a "TRANSFEROR") proposes to Transfer Equity Securities to one or more third parties, then the Transferor shall give each Holder written notice of the Transferor's intention to make the Transfer (the "TRANSFER NOTICE"), which Transfer Notice shall include (i) a description of the Equity Securities to be transferred ("OFFERED SHARES"), including without limitation the number of shares of the Equity Securities to be Transferred and the nature of such Transfer,
          (ii) the identity(identities) (including name(s) and address(es)) of the prospective transferee(s), and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

     (b)  Holders' Option.

          (i) Each Holder shall have an option for a period of thirty (30) days from the Holder's receipt of the Transfer Notice to elect to purchase its respective pro rata share of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice.

          (ii) Each Holder may exercise such purchase option and, thereby, purchase all or any portion of its pro rata share (with any re-allotments as provided below) of the Offered Shares, by notifying the Transferor and the Company in writing, before expiration of the 30-day period as to the number of such shares which it wishes to purchase (including any re-allotment). For purposes of this clause (ii), each Holder's pro rata share of the Offered Share shall be a fraction of the Offered Shares, of which the number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Shares Equivalents) owned by such Holder on the date of the Transfer Notice shall be the numerator and the total number of Equity Securities (assuming the exercise, conversion and exchange of any Ordinary Share Equivalents) held by all Holders on the date of the Transfer Notice shall be the denominator.

          (iii) Each Holder which exercises its right of first refusal under clause (ii) above (an "EXERCISING HOLDER") shall have a right of re-allotment such that, if any other Holder fails to exercise the right to purchase its full pro rata share of the Offered Shares, the Exercising Holder may exercise an additional right to purchase a pro rata share of such unpurchased Offered Shares by notifying the Transferor and the Company in writing within ten
               (10) days after the expiration of the 30-day period described in clause (ii) above. For purposes of this clause (iii), each Exercising Holder's pro rata share of the unpurchased Offered Shares shall be a fraction of the unpurchased Offered Shares (rounded to the nearest whole share), of which the number of shares to be purchased by such Exercising Holder under clause
               (ii) shall be the numerator, and the total number of shares to be purchased by all Exercising Holders under clause (ii) shall be the denominator.

          (iv) Each Holder shall be entitled to apportion the Offered Shares to be purchased among its partners and affiliates, provided that such Holder notifies the Transferor of such allocation.

          (v) If a Holder gives the Transferor notice that it desires to purchase its pro rata share of the Offered Shares and, as the case may be, its re-allotment, then payment for the Offered Shares shall be by a cashier's or certified check or wire transfer in immediately available funds, against delivery of the Offered Shares to be purchased at a place agreed by the parties and at the time of the scheduled closing therefor, which shall be no later than sixty (60) days after the Holder's receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 3.1(c) hereof.

     (c)  Valuation of Property.

          (i) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Holders shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.

          (ii) If the Transferor and the Holders cannot agree on such cash value within ten (10) days after the date on which the relevant option is exercised by the Holders, the valuation shall be made by an appraiser of recognized standing selected by the Transferor and the Holders or, if they cannot agree on an appraiser within twenty (20) days after the Holders' receipt of the Transfer Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value.

          (iii) The cost of such appraisal shall be shared equally by the Transferor and the Holders, with the half of the cost borne by the Company and the Holders to be borne pro rata by each based on the number of shares such Holders were interested in purchasing pursuant to this Section 3.

          (iv) If the time for the closing of the Holders' purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this subsection.

3.2  Right of Co-Sale.

     (d) To the extent the Holders do not exercise their respective rights of first refusal as to all of the Offered Shares pursuant to Section 3.1, each Holder (a "SELLING HOLDER") which notifies the Transferor in writing within thirty (30) days after receipt of the Transfer Notice referred to in Section 3.1(a), shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice.

          (i) Such Selling Holder's notice to the Transferor shall indicate the number of Equity Securities the Selling Holder wishes to sell under its right to participate.

          (ii) To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of Equity Securities that the Transferor may sell in the Transfer shall be correspondingly reduced.

     (e) Each Selling Holder may elect to sell up to such number of Equity Securities equal to (on a fully converted basis) the product obtained by multiplying (i) the aggregate number of Ordinary Shares covered by the Transfer Notice (including the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including the number of

          Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) owned by the Selling Holder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (including the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) owned by all Selling Holders on the date of the Transfer Notice.

     (f) If any Holder fails to elect to fully participate in such Transferor's sale pursuant to this Section 3.2, the Transferor shall give notice of such failure to the Selling Holders. Such notice may be made by telephone if confirmed in writing within two (2) days. The Selling Holders shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Selling Holder's pro rata share shall be a fraction of the unsold portion, the numerator of which shall be the number of Ordinary Shares (including the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) notified to be sold by the Selling Holder pursuant to Section 3.2(b) and the denominator of which shall be the total number of Ordinary Shares (including the number of Ordinary Shares that would be issuable upon the exercise, conversion or exchange of Ordinary Share Equivalents) notified to be sold by all Selling Holders pursuant to Section 3.2(b).

     (g) Each Selling Holder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Holder elects to sell; provided, however that if the prospective third-party purchaser objects to the delivery of Equity Securities in lieu of Ordinary Shares, such Selling Holder shall convert such Equity Securities into Ordinary Shares and deliver certificates corresponding to such Ordinary Shares. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

     (h) The share certificate or certificates that a Selling Holder delivers to the Transferor pursuant to Section 3.2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale.

     (i) To the extent that any prospective purchaser prohibits the participation of a Selling Holder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase such shares or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

     (j) Notwithstanding the above terms under this Section 3.2, if at any time, the Founder has a bona fide offer from a third party which offers to purchase from the Founder such number of Equity Securities that results in the number of Equity Securities held by the Founder after such sale (which must be approved by Holders representing not less than two thirds (2/3) of all the Preferred Shares then outstanding, voting as a single class) being less than 75% of the total Equity Securities that are then issued and outstanding (on an as-converted and fully diluted basis), the Founder shall procure that the Holders be offered to sell all of their Equity Securities at the same price and subject to the same material terms and conditions as offered by such third party to the Founder, on an as-converted and fully converted basis. For the avoidance of doubt, reduction of the Founder's ownership in the Company by any other reason, such as upward adjustment of any Holder's ownership in the Company or issuance of stock options under the Company Option Plan, shall not trigger such co-sale rights.

3.3  Non-Exercise of Rights.

     (k) Subject to any other applicable restrictions on the sale of such shares, to the extent that the Holders have not exercised their rights to purchase the Offered Shares within the time periods specified in
          Section 3.1 and the Holders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 3.2, the Transferor shall have a period of sixty
          (60) days from the expiration of such rights in which to sell the Offered Shares to the third-party transferee(s) identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice. Within fifteen (15) days of entering into any agreement to sell Offered Shares to a third party under this Section, the Transferor shall furnish each Holder with a copy of all agreements relating to such sale.

     (l) The third-party transferee(s) shall acquire the Offered Shares free and clear of subsequent rights of first refusal and co-sale rights under this Section 3. In the event the Transferor does not consummate the sale or disposition of the Offered Shares within sixty (60) days from the expiration of such rights, the Holders' first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Section 3.

     (m)  The exercise or non-exercise of the rights of the Holders under this
          Section 3 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from a Transferor of Equity Securities or subsequently participate in sales of Equity Securities by a Transferor hereunder.

3.4  Limitations to Co-Sale.

     Notwithstanding the provisions of Section 3.2 herein, the co-sale right of the Holders shall not apply to the sale of any Equity Securities (A) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act, including a Qualified IPO or (B) to or by the Company.

3.5  Prohibited Transfers.

     (n) In the event any Transferor should sell any Equity Securities in contravention of the co-sale rights of the Holders under Section 3.2 (a "PROHIBITED TRANSFER"), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and such Transferor shall be bound by the applicable provisions of such option.

     (o) In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Transferor the type and number of Equity Securities equal to the number of Equity Securities such Holder would have been entitled to transfer to the third-party transferee(s) under
          Section 3.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

          (i) The price per share at which the shares are to be sold to the Transferor shall be equal to the price per share paid by the third-party transferee(s) to the Transferor in the Prohibited Transfer. The Transferor shall also reimburse each Holder for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Holder's rights under this Section 3.

          (ii) Within ninety (90) days after the later of the dates on which the Holder (A) received notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, such Holder shall, if exercising the option created hereby, deliver to the Transferor the certificate or certificates representing shares to be sold under this Section 3.5 by such Holder, each certificate to be properly endorsed for transfer.

          (iii) The Transferor shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder, pursuant to this Section 3.5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 3.5(b)(i), in cash or by other means acceptable to the Holder.

          (iv) Notwithstanding the foregoing, any attempt by the Transferor to transfer Equity Securities in violation of this Section 3 shall be void, and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of a majority in interest of the Holders.

                                    SECTION 4

                                     LEGEND

4.1 Each existing or replacement certificate for shares now owned or hereafter acquired by the Founder or issued to any person in connection with a transfer pursuant to Section 3.1 hereof shall bear the following legend upon its face:

     "THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

4.2 The Founder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.1 above to enforce the provisions of this Schedule 2 and the Company agrees to promptly do so. The legend shall be removed upon termination of the Shareholders Agreement.

                                    SECTION 5

                 EFFECT OF CHANGE IN COMPANY'S CAPITAL STRUCTURE

     Appropriate adjustments shall be made in the number and class of shares in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company.


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